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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 of Too, Inc. of our report dated February 20, 2002 relating to the financial statements of Too, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Columbus, Ohio
May 10, 2002